REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April [•], 2011, by and among IMH Financial Corporation, a Delaware corporation (the “Company”), and each of the other Persons signatory hereto or that executes and delivers a joinder agreement pursuant to Section 10 hereof.  Capitalized terms used but not otherwise defined herein are defined in Section 11 hereof.

WHEREAS, pursuant to that certain Loan Agreement, dated April [•], 2011 (the “Loan Date”) (as amended, restated, replaced, supplemented or otherwise modified from time to time in writing by the parties thereto, the “Loan Agreement”), between NWRA Ventures I, LLC, as lender (“Lender”), and the Corporation and certain of its subsidiaries, collectively as borrower (“Borrower”), Lender has made a loan to Borrower in the original principal amount of $50,000,000 (the “Loan”), which Loan is evidenced by that certain Promissory Note dated as of the Loan Date, made by Borrower to Lender (as amended, restated. replaced, supplemented or otherwise modified from time to time in writing by the parties thereto, the “Promissory Note”);

WHEREAS, the Corporation contemplates issuing up to $10,0000,000 aggregate principal amount of secured convertible notes (the “Notes”) issued by the Corporation in a rights offering registered with the SEC, which Notes shall have substantially similar economic terms as the Promissory Note and be governed by the terms of an indenture (the “Indenture”);

WHEREAS, pursuant to, and subject to, the Loan Agreement and the Indenture, the Lender may convert the Promissory Note into shares of the Corporation’s Series A Cumulative Convertible Preferred Stock (the “Loan Conversion”) and the Notes will be converted into the Corporation’s Series A Cumulative Convertible Preferred Stock contemporaneously with the Loan Conversion, if any;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.            Demand and Shelf Registrations.

(a)           Demand Registrations.  At any time after any of the Company’s equity securities are listed on a national securities exchange that the Company has not effected or is not diligently pursuing a Shelf Registration pursuant to Section 1(b), the Lead Investor (the “Initiating Holder(s)”) may request registration under the Securities Act of all or any portion of their Registrable Securities on (i) Form S-11 or any similar long-form registration statement (a “Long-Form Registration”), or, if available, (ii) Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) (any registration under this Section 1(a), a “Demand Registration”).

(b)           Shelf Registration.  Provided the Company’s Common Stock is then listed on a national securities exchange, the Company shall no later than the earlier (i) forty-five (45) days after the conversion of all of the outstanding Series A Preferred Stock into Common Stock or (ii) forty-five (45) days after the Lead Investor has agreed in writing that, within three Business Days after being notified of the effectiveness of the Shelf Registration (as defined below), it will convert all of its shares of Series A Preferred Stock into Common Stock, file a registration statement with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf Registration”), and shall thereafter, subject to Section 1(c), use commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable. If any Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf Registration (the “Initial Shelf Effective Date”), the Company shall, prior to the expiration of such Shelf Registration, file a new Shelf Registration covering such Registrable Securities and shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practical, such new Shelf Registration.   The Company shall use commercially reasonable efforts to convert any Shelf Registration effected as a Long-Form Registration (a “Long-Form Shelf”) to a Short-Form Registration (a “Short-Form Shelf,” and together with any Long-Form Shelf, the “Shelf”) as promptly as reasonably practicable after the Company is eligible to use a Short-Form Registration.

(c)           Information from Holders.  In order to be named as a selling securityholder in the Shelf Registration as of the Initial Shelf Effective Date, each Holder must no later than five (5) Business Days prior to the Initial Shelf Effective Date, which will be at least twenty (20) days following notice by the Company of the expected Initial Shelf Effective Date, furnish to the Company in writing such information in writing as may be reasonably requested by the Company for the purpose of including such Holder’s Registrable Securities in the Shelf Registration (the “Selling Holder Information”).  The Company shall include in the Shelf Registration Selling Holder Information received by the Company at least five (5) Business Days prior to the Initial Shelf Effective Date, to the extent necessary and in a manner so that upon Initial Shelf Effective Date the Holder shall be named as a selling securityholder and be permitted to deliver (or be deemed to deliver) a prospectus relating to the Shelf Registration to purchasers of the Registrable Securities in accordance with applicable law.

From and after the Initial Shelf Effective Date (including with respect to a Shelf that is not the initial Shelf Registration), upon receipt of Selling Holder Information (including any updated Selling Holder Information) that the Company may reasonably request in writing (including any amendments to any prior Selling Holder Information), if any, but in any event within ten (10) Business Days (in the case of a supplement) or within thirty (30) calendar days (in the case of an amendment), as applicable, after the Company receives such requested Selling Holder Information, if any, the Company shall use commercially reasonable efforts to file any post-effective amendments or supplements, as applicable, to the Shelf Registration or a prospectus relating to the Shelf Registration or the documents incorporated by reference therein necessary for such Holder to be named as a selling securityholder and permit such Holder to deliver (or be deemed to deliver) a prospectus relating to the Shelf Registration to purchasers of the Registrable Securities (subject to the Company’s rights during any Delay Period or Suspension Period); provided, however, that the Company shall not be required to file more than one (1) such post-effective amendment.  Holders that do not deliver Selling Holder Information as provided for in this Section 1(c) shall not be named as selling securityholders in the prospectus relating to the Shelf Registration until such Holder delivers such information.  If the Company shall file a post-effective amendment to the Shelf Registration, it shall use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable and notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment.  If such Selling Holder Information is delivered during a Delay Period or Suspension Period, the Company shall so inform the Holder delivering such Selling Holder Information and shall take the actions set forth in this Section 1(c) upon expiration of the Delay Period or Suspension Period, as applicable, as though such Holder’s Selling Holder Information had been delivered on the expiration date of such Delay Period or Suspension Period.

(d)           Demand Notices and Requests for Underwritten Shelf Takedowns.  One or more Holders may request (i) pursuant and subject to Section 1(a) and the other terms and conditions hereof, a Demand Registration that is an Underwritten Offering (a “Underwritten Demand Offering”), or (ii) pursuant and subject to Section 1(b) and the other terms and conditions hereof, to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (an “Underwritten Shelf Takedown”).  Each such request shall be made by giving written notice (an “Underwritten Offering Notice”) to the Company.  Each Underwritten Offering Notice shall specify the approximate number of Registrable Securities requested to be registered, in the case of a Underwritten Demand Offering, or sold, in the case of an Underwritten Shelf Takedown.  Within ten (10) days after receipt of any Underwritten Offering Notice, the Company shall give written notice of such requested registration or requested Underwritten Shelf Takedown, as applicable, to all other Holders of Registrable Securities and, subject to the provisions of Section 1(g) below, shall include in such Underwritten Demand Offering or Underwritten Shelf Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.  Following the delivery of an Underwritten Offering Notice in connection with a Underwritten Demand Offering, the Company shall use commercially reasonable efforts to make such filing within forty-five (45) days of receipt of such Underwritten Offering Notice, and use commercially reasonable efforts to cause such registration statement to become effective within one hundred and twenty (120) days after receipt of an Underwritten Offering Notice.

(e)           Registrations; Takedowns.

(i)         A registration shall not count as one of the permitted Demand Registrations until it has become effective, and any Demand Registration shall not count as a Demand Registration unless the Initiating Holder(s) is able to register and sell at least seventy percent (70%) of the Registrable Securities requested to be registered by such Initiating Holder(s) in such Demand Registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations; provided further that a Demand Registration which is withdrawn at the sole request of the Initiating Holder(s) who demanded such Demand Registration will count as a Demand Registration unless the Company is reimbursed by such Initiating Holder(s) for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration.

(ii)         An underwritten sale of Registrable Securities shall not count as one of the permitted Underwritten Shelf Takedowns unless the Holder(s) requesting any such Underwritten Shelf Takedown is able sell at least seventy percent (70%) of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown; provided that an Underwritten Shelf Takedown which is withdrawn at the sole request of such Holder(s) will count as an Underwritten Shelf Takedown unless the Company is reimbursed by such Holder(s) for all reasonable out-of-pocket expenses incurred by the Company in connection with any such Underwritten Shelf Takedown.

(f)           Short-Form Registrations.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

(g)           Priority on Underwritten Demand Offerings and Underwritten Shelf Takedowns.  The Company shall not include in any Underwritten Demand Offering or Underwritten Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Holder(s) of a majority of the Registrable Securities included in such registration.  If any managing underwriter(s) advises the Company in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in an Underwritten Demand Offering or Underwritten Shelf Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holder(s) of a majority of the Registrable Securities requesting such Underwritten Demand Offering or requesting to be included in the Underwritten Shelf Takedown, as applicable, the Company shall include in such Underwritten Demand Offering or Underwritten Shelf Takedown the number which can be so sold in the following order of priority:  first, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriter(s) can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder(s), second, the securities to be sold for the account of the Company, and third, any other securities requested to be included in such registration to the extent permitted hereunder.

(h)           Effectiveness Period.  The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective; provided, however, that the time period for which the Company is required to maintain the effectiveness of any Registration Statement relating to a Demand Registration shall be extended by the aggregate number of days of all applicable Delay Periods and Suspension Periods occurring with respect to such registration, and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period.”  Notwithstanding the foregoing, the Company shall have no obligation to keep a Registration Statement effective after the earlier to occur of (i) the date all securities covered by such Registration Statement have been sold by the Holders and (ii) the date on which the securities covered by such Registration Statement cease to be Registrable Securities, and the Effectiveness Period shall end on such date.

(i)           Restrictions on Demand Registrations and Underwritten Offerings.  Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to:

(i)         effect in the aggregate, more than three (3) Underwritten Offerings (whether by Short-Form Registration, Long-Form Registration or Underwritten Shelf Takedown);

(ii)        effect in the aggregate, more than two (2) Long-Form Demand Registrations;

(iii)        file a registration statement for a Demand Registration within one-hundred twenty (120) days after the effective date of a previous Demand Registration;

(iv)       effect an Underwritten Offering within ninety (90) days (or one hundred and eighty (180) days with respect to the Company’s first Underwritten Offering under the Securities Act for cash) after the later of the closing of (x) an Underwritten Offering pursuant to Section 1 hereof, or (y) a Piggyback Registration in which Holders were able to sell at least seventy (70%) of the Registrable Securities requested to be included in such Piggyback Registration; or

(j)           Selection of Underwriters.  The Holder(s) of a majority of the Registrable Securities included in an Underwritten Demand Offering or an Underwritten Shelf Takedown, as applicable, shall have the right to select the investment banker(s) and manager(s), subject to the Company’s approval (such approval not to be unreasonably withheld, conditioned or delayed); provided, however, in connection with the Company’s first Underwritten Offering under the Securities Act for cash that is registered under the Securities Act pursuant to this Agreement, the Holder(s) of a majority of the Registrable Securities to be included in such registration and the Company shall mutually select the investment banker(s) and manager(s).

(k)          Other Registrations.  The Company shall not grant to any Person the right (other than as set forth herein and except to employees and directors of the Company with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto)), to request the Company to register any securities of the Company, except such rights as are (i) not more favorable than or inconsistent with the rights granted to the Holders, and (ii) that do not adversely affect the priorities of the Holders set forth herein.

(l)           Limitation.  Notwithstanding the foregoing, the Company shall not be obligated to effect, or take action to effect, any Demand Registration or Underwritten Shelf Takedown during the period in which the board of directors of the Company determines that in its reasonable judgment and in good faith that the registration and distribution of the Registrable Securities covered or to be covered by such Demand Registration or Underwritten Shelf Takedown, as applicable, would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and such disclosure would be materially adverse to the Company, and the Company may, at its option, direct that such request be delayed for a reasonable period of time (a “Delay Period”) and the Company shall notify the Holder(s) requesting such Demand Registration or Underwritten Shelf Takedown, as applicable, to such effect; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of one hundred and twenty (120) days, (ii) a period of at least thirty (30) days shall elapse between the termination of any Delay Period and the commencement of the immediately succeeding Delay Period and (iii) no Delay Period shall last for more than forty-five (45) consecutive days.

Furthermore, in the event that the Board of Directors of the Company determines that in the Board’s reasonable judgment and in good faith it is advisable to suspend for a period of time (a “Suspension Period”) the use of a prospectus included in a Registration Statement because the use of such prospectus would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof, and such disclosure would be materially adverse to the Company, the Company shall, in connection with a prospectus relating to an offering that is not underwritten, notify the Holders whose securities are included in such prospectus and, if the prospectus relates to an underwritten offering, notify the managing underwriter(s), to such effect, and, upon receipt of such notice, such Holders or managing underwriter(s), as applicable, shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until:

(i)         such Holders or managing underwriter(s), as applicable, have been advised that the supplemented or amended prospectus has been filed with the SEC and, if required by terms of an underwriting agreement relating to Registrable Securities covered by such Registration Statement, the managing underwriter(s) has received copies of a supplemented or amended prospectus, or

(ii)        such Holders and managing underwriter(s), as applicable, are advised in writing by the Company that the then current prospectus may be used and, if required by terms of an underwriting agreement relating to Registrable Securities covered by such Registration Statement, the managing underwriter has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

Notwithstanding anything to the contrary contained herein, the Company shall not exercise its rights under the preceding sentence to suspend sales pursuant to a Suspension Period for a period in excess of forty-five (45) days consecutively or one hundred and twenty (120) days in any twelve (12) month period.  In the event of any Delay Period or Suspension Period, the Holder(s) of Registrable Securities initially requesting an Demand Registration or Underwritten Shelf Takedown that is delayed or suspended by operation of this Section 1(l) shall have the right (i) in the case of a delay of the filing or effectiveness of a registration statement in connection with a Demand Registration, upon the affirmative approval of the Holders of not less than a majority of the Registrable Securities initially requesting such Demand Registration, to withdraw such request by giving written notice to the Company within twenty (20) days after receipt of such notice of delay or, if earlier, the termination of such Delay Period, and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and the Company shall pay all Registration Expenses in connection with such registration, (ii) in the case of a suspension of a prospectus (including the suspension of filing any prospectus supplement) in connection with an Underwritten Shelf Takedown, upon the affirmative approval of the Holders of not less than a majority of the Registrable Securities requesting to be included in such Underwritten Shelf Takedown, to withdraw such request by giving written notice to the Company within twenty (20) days after receipt of such notice of suspension or, if earlier, the termination of such Suspension Period, and, if such request is withdrawn, such Underwritten Shelf Takedown shall not count as one of the permitted Underwritten Shelf Takedowns hereunder and (iii) in the case of a suspension of sales  in connection with a Demand Registration, to receive an extension of the registration period equal to the number of days of the Suspension Period.  The Company shall not be entitled to initiate or continue a Delay Period or a Suspension Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, if applicable, forbid purchases and sales in the open market by directors and executive officers of the Company.  The Company shall not be entitled to suspend sales pursuant to a Suspension Period unless it shall have given notice of the Suspension Period before the commencement of marketing activities in connection with any Underwritten Offering.

2.           Piggyback Offerings.

(a)          Right to Piggyback.  Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration and other than pursuant to a registration statement on Form S-8, Form S-4 or any successor forms thereto), or otherwise proposes to offer any of its equity securities under the Securities Act in an Underwritten Offering either for its own account or for the account of one or more securityholders and the Company is eligible to use a registration form for such offering that may be used for the registration of Registrable Securities (a “Piggyback Offering”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (which notice shall be given not less than fifteen (15) days prior to the expected filing date of the Company’s registration statement; provided, however, that in the case of an Underwritten Offering under a Shelf Registration, such notice shall be given not less than seven (7) Business Days prior to the date of commencement of marketing efforts for such offering) and shall, subject to the provisions of Section 2(c) below, include in such Piggyback Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Busines Days after the receipt of the Company’s notice.  Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with a registration which is the subject of such notice.  A Piggyback Offering shall not be considered a Demand Registration for purposes of this Agreement and the rights to Piggyback Offerings may be exercised an unlimited number of occasions.

(b)         Piggyback Expenses.  The Registration Expenses of the Holders of Registrable Securities shall be paid by the Company in all Piggyback Offerings.

(c)          Priority on Registrations.

(i)         If a Piggyback Offering is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration the number which can be so sold in the following order of priority:  first, the securities to be sold for the account of the Company, second, the Registrable Securities requested to be included in such registration (pro rata among the Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder), and third, any other securities requested to be included in such registration.

(ii)         If a Piggyback Offering is an Underwritten Offering on behalf of holders of the Company’s equity securities who are not Holders of Registrable Securities (“Other Holders”), and the managing underwriter(s) advises the Company in writing that in its opinion the number of equity securities requested to be included in such Piggyback Offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority:  first, the securities requested to be included therein by the Other Holders requesting such registration, second, the Registrable Securities requested to be included in such registration (pro rata among the Holder(s) of such Registrable Securities on the basis of the number of shares of Common Stock owned by each such Holder) and third, other securities requested to be included in such registration.

(iii)        If, as a result of the proration provisions of this Section 2(c), any Holder shall not be entitled to include all Registrable Securities in a Piggyback Offering that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such Piggyback Offering or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to commencement of marketing activities in connection with such Piggyback Offering and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Offering as to which such withdrawal was made.

(d)         Selection of Underwriters.  If any Piggyback Offering is an Underwritten Offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.

3.           Holdback Agreements.

(a)         Holders of Registrable Securities.  If requested by the lead managing underwriter, each Holder who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5.0%) or more of the issued and outstanding Common Stock of the Company and each Holder including Registrable Securities in any Underwritten Demand Offering, Underwritten Shelf Takedown or Piggyback Offering shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (i) with respect to any Underwritten Demand Offering or Piggyback Offering in which Registrable Securities are included, the seven (7) days prior to and the ninety (90)-day period (or one hundred and eighty (180)-day period with respect to the Company’s first Underwritten Offering under the Securities Act for cash) beginning on the effective date of such registration, and (ii) upon notice from the Company of the commencement of a distribution in connection with any other Underwritten Offering (including, but not limited to, any distribution in connection with any Shelf Registration) by or on behalf of the Company, the seven (7) days prior to and the ninety (90)-day period beginning on the date of commencement of such distribution (in the case of (i) and (ii), the “Lock-Up Period”), in each case except as part of such Underwritten Offering, and in each case unless the underwriters managing such Underwritten Offering otherwise agree; provided, however, that if any other Holder of Registrable Securities of the Company shall be subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms and notwithstanding the foregoing, the Holders shall not be subject to the provisions hereof unless all of the Company’s directors and officers have signed lock-up agreements with the managing underwriters. The restrictions set forth in this Section 3(a) shall not be applicable to Transfers by Holders to Affiliates who agree to be bound by the provisions hereof, Transfers related to securities owned by Holders as a result of open market purchases made following the closing of the applicable offerings, and other Transfers to which the underwriters managing such Underwritten Offering agree; provided, however, that nothing herein shall prevent a Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be bound by the terms hereof.  The provisions of this Section 3(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b)         The Company.  If requested by the lead managing underwriter, the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8, Form S-4 or any successor forms thereto), with respect to any Underwritten Demand Offering, Underwritten Shelf Takedown or any Piggyback Offering that is an Underwritten Offering in which Registrable Securities are included, during the seven (7) days prior to and the ninety (90)-day period beginning on the pricing of such Underwritten Offering, and (ii) shall, to the extent permitted by Regulation FD of the Exchange Act and assuming such person agrees to be bound by a reasonable confidentiality agreement, use commercially reasonable efforts to cause each Person who “beneficially owns” (as such term is defined under and determined pursuant to Rule 13d-3 promulgated under the Exchange Act) five percent (5.0%) or more of the issued and outstanding Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement in a transaction not required to be registered under the Securities Act to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period, in each case except as part of such Underwritten Offering, and in each case unless the underwriters managing the Underwritten Offering otherwise agree.

4.            Registration Procedures. Whenever any Holder(s) of Registrable Securities has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as practicable:

(a)         prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities in accordance with the provisions hereof, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Lead Investor (“Counsel to the Holders”) copies of all such documents proposed to be filed, which documents shall be subject to the prompt review and comment of such Counsel to the Holders;

(b)         notify each Holder of Registrable Securities of the effectiveness of each registration statement filed pursuant hereto and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

(c)         furnish to each seller of Registrable Securities, at such seller’s request, a copy of such registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus); provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

(d)         use commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of any jurisdictions as any underwriter reasonably requests, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(e)         notify Counsel to the Holders and each underwriter (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, as soon as practicable after (A) discovery that, or after the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and, at the request of such Holder or any underwriter, the Company shall promptly prepare a supplement or amendment to such prospectus, furnish (or make available) a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the underwriters and file such supplement or amendment with the Securities and Exchange Commission so that, as thereafter delivered (or deemed to be delivered) to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) the Company becomes aware of any request by the Securities and Exchange Commission or any Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus covering Registrable Securities or for additional information relating thereto, (C) the Company becomes aware of the issuance or threatened issuance by the Securities and Exchange Commission of any stop order suspending or threatening to suspend the effectiveness of a registration statement covering the Registrable Securities, or (D) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (ii) as soon as reasonably practicable after each registration statement or any amendment thereto has been filed with the Securities and Exchange Commission and after each registration statement or any post-effective amendment thereto has become effective;

(f)          for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for an Underwritten Shelf Takedown, as applicable, provide any Participating Holder holding more than forty percent (40%) of all participating Registrable Securities, the Lead Investor if it is a Participating Holder, any underwriter participating in any disposition pursuant to a registration statement, Counsel to the Holders and counsel to the underwriters (each, an “Inspector” and, collectively, the “Inspectors”), a reasonable opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(g)         provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(h)         enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriter(s) reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(i)          make available for inspection and copying by the Inspectors all financial and other records, pertinent corporate documents and properties of the Company, and its subsidiaries and cause the officers, directors, employees and independent accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such registration statement, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company (which shall contain customary exceptions thereto);

(j)           use commercially reasonable efforts to (i) prevent the issuance of any stop order by the SEC, and in the event of such issuance, to obtain the withdrawal of any such stop order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction at the earliest practicable date;

(k)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary and required of the Company to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)          use commercially reasonable efforts to timely file all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(m)        use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(n)         cause appropriate officers as are reasonably requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an Underwritten Offering;

(o)         with respect to an Underwritten Demand Offering or an Underwritten Shelf Takedown, use commercially reasonable efforts to obtain and furnish to each Participating Holder a signed counterpart of (i) a cold comfort letter from the Company’s independent public accountants addressed to the underwriter(s) and to the Participating Holders (provided that if such accountants refuse to deliver such letter to the Participating Holders, then to the Company) and (ii) a legal opinion of counsel to the Company addressed to the underwriter(s) and to the Participating Holders, in each case, in customary form and covering such matters of the type customarily covered by such letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(p)         (i) prepare and file with the SEC such amendments and supplements to each Registration Statement as may be necessary to comply with the provisions of the Securities Act, including post effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the SEC or any Federal or state governmental authority;

(q)         if requested by any Participating Holder or underwriter, promptly include in a prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(r)          in the case of certificated Registrable Securities, cooperate with any Participating Holder and the underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Participating Holders or underwriters may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities;

(s)         use commercially reasonable efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents; and

(t)          use commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

5.           Registration Expenses.

(a)          Expenses.  Except as otherwise provided in this Agreement, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and of all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.  For the avoidance of doubt, the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company may then be listed.

(b)         Reimbursement of Counsel.  In connection with each Demand Registration, each Underwritten Shelf Takedown and each Piggyback Offering, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of Counsel to the Holders; provided, however, the amount of such reimbursement shall not exceed $20,000, unless agreed to in advance by the Company and the Lead Investor.

(c)          Payment of Certain Expenses by Holders of Registrable Securities.  Underwriting discounts selling commissions and transfer taxes relating to the Registrable Securities included in any registration hereunder, and all fees and expenses of counsel for any Holders of Registrable Securities (other than fees and expenses to be reimbursed by the Company as set forth in Section 5(b) above) shall be borne and paid by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.           Indemnification; Contribution.

(a)          The Company agrees to indemnify, to the extent permitted by applicable law, each Holder of Registrable Securities, its officers, directors, employees, agents and Affiliates and each Person that controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees and expenses, and expenses of investigation), arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law (or any rule or regulation promulgated under any applicable state securities law), except insofar as the same are contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto (to the extent such delivery is required) after the Company has furnished such Holder with a sufficient number of copies of the same.  In connection with an Underwritten Offering, the Company shall indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

(b)         To the extent permitted by applicable law, each Holder shall indemnify the Company, its directors, officers, employees, agents and Affiliates and each Person that controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including attorneys’ fees and expenses, and expenses of investigation) arising out of or resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.  In connection with an Underwritten Offering, each Holder shall provide customary indemnification to the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act).

(c)         Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would in the reasonable judgment of the indemnified party present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and, based on advice of counsel to the indemnified party, the indemnified party shall have legal defenses available to it and/or other indemnified parties that are inconsistent with or in addition to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of the institution of such action has been delivered to the indemnifying party; or (iv) the indemnifying party shall have requested the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a release from all liability in respect of such claim or litigation.

(d)         The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of Registrable Securities.

(e)         If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 6:

(i)         The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any violation referred to in this Section 6 has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such violation.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by a pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(e)(i).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.           Holders’ Obligations.

(a)         It shall be a condition precedent to the obligations of the Company to include Registrable Securities of any Holder in any Registration Statement or prospectus, as the case may be, that such Holder shall timely furnish to the Company (as a condition precedent to such Holder’s participation in such registration) its Selling Holder Information in accordance with the terms hereof.  Each Selling Holder shall timely provide the Company with such information as may be reasonably requested to enable the Company to prepare a supplement or post-effective amendment to any Shelf Registration or a supplement to any prospectus relating to such Shelf Registration.

(b)         At the managing underwriter’s request, no Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes such underwriting agreement and other documents reasonably required in connection with such underwriting arrangements, provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder (including with respect to such Holder’s ownership of and title to its Registrable Securities) and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 6(b) hereof, or to the underwriters with respect thereto, except to the extent of the indemnification being given to the Company and its controlling persons in Section 6(b) hereof.

8.           Transfer of Registration Rights.

The rights of a Holder hereunder may be Transferred in connection with a Transfer of Registrable Securities (or any securities convertible into Registrable Securities) Notwithstanding the foregoing, such rights may only be Transferred provided that all of the following additional conditions are satisfied:  (a) such Transfer is effected in accordance with applicable securities laws; (b) such transferee agrees in writing to become subject to the terms of this Agreement as a Holder; and (c) the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being Transferred.

9.           Rule 144; Other Exemptions

With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”), the Company covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and (ii) make available information necessary to comply with Rule 144, at all times, all to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144, as it may be amended from time to time or (y) any other similar rule or regulations hereafter adopted by the SEC.  Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

10.           Joinder

Any Person who demonstrates that it is a Holder as of the Effective Date (or that it is entitled to become a Holder pursuant to Section 8 hereof) that is not a party hereto may acquire the rights of a Holder hereunder if it agrees in writing to become subject to the terms of this Agreement as a Holder by delivering to the Company a duly executed joinder agreement in form attached hereto as Exhibit A.

11.           Definitions.

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

 “Common Stock” means the common stock, par value $0.01 par value per share, of the Company, having the rights and preferences set forth with respect thereto in the Certificate of Incorporation of the Company.

 “Company” has the meaning specified in the preamble hereto.

“Counsel to the Holders” has the meaning specified in Section 4(a).

“Delay Period” has the meaning specified in Section 1(l).

“Demand Registration” has the meaning specified in Section 1(a).

“Effective Date” has the meaning assigned to such term in the Plan.

“Effectiveness Period” has the meaning specified in Section 1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Holder” means (i) any Person (including each Person signatory hereto (other than the Company)), who together with its Affiliates, holds Registrable Securities (or securities convertible into Registrable Securities) representing beneficial ownership of at least one percent (1.0%) of the Company’s issued and outstanding Common Stock as of the date hereof, or (ii) any Person who becomes a signatory hereto pursuant to Section 10.

“Initial Shelf Effective Date” has the meaning specified in Section 1(b).

“Initiating Holders” has the meaning specified in Section 1(a).

“Inspector” has the meaning specified in Section 4(f).

“Lead Investor” shall mean the Lender and any subsequent transferee of the Lender (or any subsequent transferees thereof) as long as the Lender and/or such transferee(s) beneficially owns twenty-five percent (25%) or more of the Series A Preferred Stock; provided, however, if there is no Lead Investor, (i) the functions (or rights) of the Lead Investor shall be performed by (or granted to) the Holders of a majority of the Registrable Securities covered by a specific registration statement and (ii) with respect to Section 1(a) of this Agreement, the holders of 50% of the Registrable Securities then issued and outstanding may request registration under the Securities Act as provided in Section 1(a) of this Agreement.

“Lender” has the meaning specified in the preamble hereto.

“Loan Agreement” has the meaning specified in the preamble hereto.

“Loan Conversion” has the meaning specified in the preamble hereto.

“Lock-Up Period” has the meaning specified in Section 3(a).

“Long-Form Registration” has the meaning specified in Section 1(a).

“Long-Form Shelf” has the meaning specified in Section 1(b).

“Notes” has the meaning specified in the preamble hereto.

“Other Holders” has the meaning specified in Section 2(c)(ii).

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Offering” has the meaning specified in Section 2(a).

“Promissory Note” has the meaning specified in the preamble hereto.

“Registrable Securities” means any Series A Preferred Stock or Common Stock issued (or transferred) on or after the date hereof to Persons who are parties hereto or become a party hereto, including any Common Stock issued pursuant to the conversion of the Series A Preferred Stock, and any Common Stock issued or issuable with respect to any of the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or upon conversion or exercise of any such securities; provided that such securities shall cease to be Registrable Securities when (A) they have been sold pursuant to an effective registration statement, (B) they have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or (C) with respect to any Person and such Person’s Affiliates, the number of Registrable Securities held by such Persons (x) represents less than five percent (5%) beneficial ownership of the outstanding Common Stock of the Company and (y) such securities may be sold under Rule 144(b)(1).  For the purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitation upon the exercise of such right), whether or not such acquisition has been effected.

“Registration Expenses” has the meaning specified in Section 5(a).

“Registration Statement” means each Demand Registration filed pursuant to Section 1(a) and each Shelf Registration filed pursuant to Section 1(b).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Holder Information” has the meaning specified in Section 1(c).

“Series A Preferred Stock” means the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.01 per share.

“Shelf” has the meaning specified in Section 1(b).

“Shelf Registration” has the meaning specified in Section 1(b).

“Short-Form Registration” has the meaning specified in Section 1(a).

“Short-Form Shelf” has the meaning specified in Section 1(b).

“Suspension Period” has the meaning specified in Section 1(l).

“Transfer” or “Transferred” means any direct or indirect sale, assignment, transfer, gift, hypothecation, pledge, encumbrance or other disposition of Registrable Securities, in a single transaction or a series of related transactions, whether with or without consideration, whether voluntarily or involuntarily, or by operation of law.

“Underwritten Demand Offering” has the meaning specified in Section 1(g).

“Underwritten Offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) in a firm commitment underwritten offering for resale to the public, including an Underwritten Demand Offering and an Underwritten Shelf Takedown.

“Underwritten Offering Notice” has the meaning specified in Section 1(d).

“Underwritten Shelf Takedown” has the meaning specified in Section 1(d).

12.           Amendment; Waivers; Further Assurances.

(a)         Amendment.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding at least fifty percent (50%) of the Registrable Securities then issued and outstanding.

(b)         No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)         Further Assurances.  Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

13.           Miscellaneous.

(a)         Remedies; Specific Performance.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit).  The parties hereto further agree and acknowledge that each and every obligation applicable to it and contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder.

(b)         Successors and Assigns.  All provisions of this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

(c)         Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d)         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(e)         Descriptive Headings; Interpretation; No Strict Construction.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  The words “include,” “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation.”  The use of the words “or,” “either” or “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(f)          Governing Law. The internal laws of the State of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to its principles of conflicts of laws that would implicate the substantive or procedural laws of any other jurisdiction.

(g)         Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the County and State of New York, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(i) shall be deemed effective service of process on such party.

(h)         Waiver of Jury Trial.  Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13(H) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(i)          Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Holders, shall also be sent via e-mail,

If to the Company, to:

IMH Financial Corporation
4900 N. Scottsdale Rd #5000
Scottsdale, Arizona 85251
Facsimile:

with a copy to:

Peter T. Healy, Esq.
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111

and

PAUL, HASTINGS, JANOFSKY & WALKER LLP
75 East 55th Street
New York, New York  10022
Telephone:  (212) 318-6000
Facsimile:  (212) 319-4090
Attn:           Robert Wertheimer
Attn:           Mark Schonberger

If to the Holders to the address set forth in Exhibit B and if to any transferee of any Holder, to the address of such transferee set forth in the Transfer documentation provided to the Company, in each case with copies to (which copies shall not constitute notice) their respective counsel at the address set forth in Exhibit B, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation (if transmitted during the normal business hours of the recipient, otherwise such notice shall be deemed to be effective or have been given on the next Business Day), or, if sent by mail, at the earlier of its receipt or seventy two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(j)          Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(k)         Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(l)          Termination.  This Agreement may be terminated at any time by a written instrument signed by all parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 6 hereof) shall terminate in its entirety on such date as there shall be no Registrable Securities issued and outstanding.

(m)         No Third Party Beneficiaries.  Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns and successors any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as set forth in Section 6 hereof.

(n)         Sophisticated Parties; Advice of Counsel.  Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first above written.

IMH FINANCIAL CORPORATION

By:
Name:
Title:

[INSERT SIGNATURE BLOCKS OF HOLDERS]

Exhibit A

Form of Joinder Agreement

Attention: President

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of April [•], 2011 (as such agreement may have been or may be amended from time to time) (the “Registration Rights Agreement”), by and among IMH Financial Corporation, a Delaware corporation (the “Company”), each of the other parties signatory thereto and any other parties identified on the signature pages of any joinder agreements substantially similar to this joinder agreement executed and delivered pursuant to Section 10 of the Registration Rights Agreement.  Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement.

In consideration of the transfer to the undersigned of Registrable Securities of the Company, the undersigned represents that it is a transferee of [insert name of transferor] and agrees that, as of the date written below, the undersigned shall become a party to the Registration Rights Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto.

[SIGNATURE PAGE FOLLOWS]

Executed as of the _______ day of __________________, _____.

TRANSFEREE: [insert name of transferee]

By:
Name:
Title:

Address:
________________________________________________
________________________________________________

Acknowledged and agreed by:

IMH FINANCIAL CORPORATION

By:
Name:
Title:	President

Exhibit B

[Insert Addresses of Holders]